Exhibit 99.1

Atara Biotherapeutics Announces First Quarter 2023 Financial Results and Operational Progress

First Patients Treated in Europe with EBVALLOTM Following Transfer of EC Marketing Authorization to Pierre Fabre; Discussions with FDA Progressing

ATA188 Phase 2 EMBOLD Study Primary Data Readout On-Track for October 2023

ATA3219 IND Filing Anticipated End of Q2 2023

THOUSAND OAKS, Calif.—May 8, 2023—Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the first quarter 2023, recent business highlights and key upcoming catalysts.

“We are entering an important period of potential value-generating milestones for our prioritized pipeline assets and continue to have productive dialogue and senior level engagement with FDA regarding tab-cel,” said Pascal Touchon, President and Chief Executive Officer of Atara. “In parallel, we continue to identify operational efficiencies and reduce cash burn with the goal of further extending our cash runway to best position Atara for future success.”

Tabelecleucel (tab-cel® or EBVALLOTM) for Post-Transplant Lymphoproliferative Disease (PTLD)

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Following a recent meeting with FDA on chemistry, manufacturing, and controls (CMC) matters, Atara and the FDA agreed to hold a subsequent meeting, anticipated in Q2, to discuss additional details requested by the FDA on CMC aspects related to a potential biologics license application (BLA) submission for tab-cel. We expect to provide an update on our plans for a BLA submission for tab-cel at our next earnings release
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Following the successful transfer of the European Commission (EC) Marketing Authorization of EBVALLO to Pierre Fabre, the first patients have received treatment. Pierre Fabre is progressively launching EBVALLO on a country-by-country basis
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Atara is investigating label expansion opportunities with its ongoing Phase 2 multi-cohort study with initial data expected in Q4 2023
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Atara is engaged in discussions with potential U.S. commercialization partners

ATA188 for Progressive Multiple Sclerosis (MS)

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The primary analysis data read out for the Phase 2 EMBOLD study is on track for October 2023

ATA3219: CD19 Program for B-Cell Malignancies

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Atara is advancing an Investigational New Drug Application (IND) for ATA3219, an allogeneic CD19-1XX CAR+ EBV T cell immunotherapy that incorporates multiple clinically validated technologies designed for T-cell memory, robust expansion, and potent anti-tumor efficacy, that is anticipated for filing in Q2 2023

Leadership Changes

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Jakob Dupont M.D., who has served as the Company’s Head of Global Research & Development since 2020, will depart Atara to pursue an opportunity in venture capital effective May 12, 2023. Following this date, Dr. Dupont will consult for Atara until the end of the year in support of progressing a potential BLA for tab-cel, the Phase 2 EMBOLD primary analysis data readout for ATA188, and advancing an IND for ATA3219. AJ Joshi, M.D., Chief Medical Officer, Jill Henrich, Head of Global Regulatory Affairs, and Cokey Nguyen, Ph.D., Chief Scientific Officer, will assume Dr. Dupont’s responsibilities
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Separately, Charlene Banard, who has served as Atara’s Chief Technical Officer since 2022, will be departing the Company effective June 9, 2023. Dr. Cokey Nguyen and Ms. Jill Henrich will assume Ms. Banard’s responsibilities

First Quarter 2023 Financial Results

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Cash, cash equivalents and short-term investments as of March 31, 2023, totaled $205.4 million, as compared to $242.8 million as of December 31, 2022
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Atara believes that its cash and investments as of March 31, 2023, will be sufficient to fund the Company’s planned operations into Q2 2024
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Atara reported net losses of $74.8 million, or $0.72 per share for the first quarter 2023, as compared to $88.1 million, or $0.87 per share for the same period in 2022
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $13.0 million for the first quarter 2023, as compared to $15.9 million for the same period in 2022
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Research and development expenses were $62.2 million for the first quarter 2023, as compared to $75.0 million for the same period in 2022
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Research and development expenses include $6.8 million of non-cash stock-based compensation expenses for the first quarter 2023 as compared to $8.5 million for the same period in 2022
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General and administrative expenses were $13.9 million for the first quarter 2023, as compared to $20.6 million for the same period in 2022
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General and administrative expenses include $5.0 million of non-cash stock-based compensation expenses for the first quarter 2023, as compared to $5.8 million for the same period in 2022

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. (@Atarabio) is a pioneer in T-cell immunotherapy leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune disease. With our lead program receiving marketing authorization in Europe, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has the capability to treat a wide range of EBV-associated diseases, or other serious diseases through incorporation of engineered CARs (chimeric antigen receptors) or TCRs (T-cell receptors). Atara is applying this one platform, which does not require TCR or HLA gene editing, to create a robust pipeline including: tab-cel for Epstein-Barr virus positive post-transplant lymphoproliferative disease (EBV+ PTLD) and other EBV-driven diseases; ATA188, a T-cell immunotherapy targeting EBV antigens as a potential treatment for multiple sclerosis; and multiple next-generation chimeric antigen receptor T-cell (CAR-T) immunotherapies for both solid tumors and hematologic malignancies. Improving patients’ lives is our mission and we will never stop working to bring transformative therapies to those in need. Atara is headquartered in Southern California. For additional information about the company, please visit atarabio.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) dialogue with the FDA regarding a potential BLA submission for tab-cel®; (2) tab-cel® clinical trials, and the occurrence, timing and outcome of Atara’s interactions and discussions with the FDA regarding a BLA submission for tab-cel®; (3) the potential submission of a BLA for tab-cel®; (4) timing and progress of Atara’s marketing authorization application filed with the Medicines and Healthcare Products Regulatory Authority for tab-cel®; (5) the timing and progress of ATA188, including data and analyses from the EMBOLD study and the timing of when such data will be received and communicated (6) the timing and progress of Atara’s CAR T programs, and the safety and efficacy of product candidates emerging from such programs, including ATA3219, a potential IND for ATA3219 and the timing thereof; (7) Atara’s cash runway; and (8) Pierre Fabre’s activities relating to the commercialization of Ebvallo™ in Europe and the timing thereof. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the ongoing COVID-19 pandemic and the war in Ukraine, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in Southern California and Denver and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission , including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$48,741	$92,942
Short-term investments	156,666	149,877
Restricted cash	146	146
Accounts receivable	397	40,221
Inventories	5,340	1,586
Other current assets	12,892	10,308
Total current assets	224,182	295,080
Property and equipment, net	5,852	6,300
Operating lease assets	65,143	68,022
Other assets	6,906	7,018
Total assets	$302,083	$376,420

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,068	$6,871
Accrued compensation	8,913	17,659
Accrued research and development expenses	23,766	24,992
Deferred revenue	9,924	8,000
Other current liabilities	20,205	21,394
Total current liabilities	67,876	78,916
Deferred revenue - long-term	78,041	77,000
Operating lease liabilities - long-term	54,918	58,064
Liability related to the sale of future revenues - long-term	31,111	30,236
Other long-term liabilities	5,177	5,564
Total liabilities	237,123	249,780

Stockholders’ equity:
Common stock	10	10
Additional paid-in capital	1,833,982	1,821,721
Accumulated other comprehensive (loss) income	(1,237)	(2,067)
Accumulated deficit	(1,767,795)	(1,693,024)
Total stockholders’ equity	64,960	126,640
Total liabilities and stockholders’ equity	$302,083	$376,420

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Commercialization revenue	$884	$—
License and collaboration revenue	342	7,314
Total revenue	1,226	7,314
Costs and operating expenses:
Cost of commercialization revenue	216	—
Research and development expenses	62,156	74,963
General and administrative expenses	13,872	20,571
Total costs and operating expenses	76,244	95,534
Loss from operations	(75,018)	(88,220)
Interest and other income (expense), net	269	115
Loss before provision for income taxes	(74,749)	(88,105)
Provision for income taxes	22	—
Net loss	$(74,771)	$(88,105)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	830	(1,524)
Comprehensive loss	$(73,941)	$(89,629)
Net loss per common share:
Basic and diluted loss per common share	$(0.72)	$(0.87)

Basic and diluted weighted-average shares outstanding	103,969	100,726

CONTACTS:

Investors

Eric Hyllengren

805-395-9669

ehyllengren@atarabio.com

Media

Alex Chapman

805-456-4772

achapman@atarabio.com

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